CONSENT OF
                           STONEFIELD JOSEPHSON, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement on Form SB-2 (Registration No. 333-44982) and in the related Prospectus, of our report dated January 26, 20001, relating to the financial statements of thehealthchannel.com, Inc. the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Stonefield Josephson
-----------------------------
Stonefield Josephson, Inc.
Certified Public Accountants
Santa Monica, California
Date: April 23, 2001